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                                  Exhibit 10.10

                                                December 21, 2000

                        CONFIDENTIAL

Richard H. Aldrich
75 Cambridge Parkway, #E702
Cambridge, MA 02139

Dear Rich:

      This will confirm our conversation regarding your separation from Vertex Pharmaceuticals Incorporated ("Vertex").

      Your employment with Vertex will terminate effective as of June 21, 2002 (the "Termination Date"). You will remain an employee of the Company, subject to all your obligations as an employee of Vertex, between now and the Termination Date.

      Effective immediately, Vertex accepts your resignation from office as Senior Vice President and Chief Business Officer and Clerk of Vertex, Director of Vertex Pharmaceuticals (Europe) Limited and Clerk of Vertex Securities Corp., and from any and all other officerships and directorships of Vertex and its subsidiaries. In addition, you will cease to serve as Vertex's representative on the Board of Directors of Altus Biologics Inc.

     Vertex will continue to pay you your usual salary, at the biweekly rate of $11,311 less all applicable taxes and other withholdings, through the Termination Date. Your base salary will be subject to review annually by the Compensation Committee of the Board or by the full Board in accordance with Vertex's usual practices, but will not be less than the biweekly rate of $11,311, and you will be eligible to receive such bonuses, stock option grants and other compensation as may be determined from time to time by the Compensation Committee or the Board.

     In addition, through the Termination Date you will be entitled to such life insurance, health insurance and other employee benefits as may be offered or generally made available by Vertex to its executive employees from time to time.

      In addition to your regular benefits described above, if you accept the offer below, the following terms and conditions will apply:

      1. Vertex will grant you stock options for the purchase of 75,000 shares of Vertex Common Stock at an exercise price equal to the Fair Market Value per share of Vertex Common Stock on the date of grant, as determined under the 1996 Stock and Option Plan. Such options will vest over a period of 18 months, in 6 quarterly installments from the date of grant.

      2. Vertex will pay you a cash bonus for the year 2000 in the amount of $100,000.

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Richard H. Aldrich
Page 2
Confidential


      3. Neither party will knowingly make any statement, take any action, or conduct himself or itself in any way that such party has reason to believe may adversely affect the reputation of, or goodwill toward, the other.

      4. You acknowledge the unique nature of the business of Vertex and the need of Vertex to maintain its competitive advantage in the industry through the protection of its trade secrets and proprietary information. Accordingly, you agree that through the Termination Date and for a period of one (1) year thereafter, you shall not, directly or indirectly, within the United States of America or its territories or possessions or within any other country in which Vertex conducts or plans to conduct its business or distributes any of its products or renders any services (determined as of the effective date of this agreement), engage in business with, own an interest in, be employed by, or consult or advise for, any person or entity (except as a holder of not more than a two percent (2%) equity interest in a publicly-traded entity) which is in competition with the business of the Company, provided that the foregoing shall not preclude your employment by any multi-divisional employer having a division which engages in activities in competition with the business of Vertex so long as you are not be involved in the operations or management of such competitive division. For purposes hereof, an entity shall be deemed to be in competition with the business of Vertex if it is engaged in the discovery of novel pharmaceuticals, using structure-based rational drug design as its primary research methodology. You further agree that through the Termination Date and for a period of at least one (1) year after Termination Date you will not solicit any other employee of or consultant or advisor to, or client, supplier, customer or partner of Vertex to terminate his, her or its relationship with Vertex.

      5. Upon your acceptance of these terms, you hereby remise, release and forever discharge Vertex, its predecessors and successors in interest, and its shareholders, directors, agents, attorneys, employees, assigns and heirs ("the Releasees") of and from any and all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, guarantees, bonds, warrantees, agreements, torts, damages, statutes, and any and all claims and liabilities whatsoever of every name and nature, both in law and in equity, including without limitation claims under the Americans with Disabilities Act, the Family Medical Leave Act, the federal Age Discrimination in Employment Act, and the Older Workers Benefits Protection Act, and claims of discrimination of any kind, however arising, which you may have or have had, against the Releasees, or which are based on facts on which you now have knowledge, and specifically (but without limiting the generality hereof) on account of or arising out of or in connection with your employment by Vertex and the cessation thereof; provided that the foregoing shall not apply to any events occurring after the date of this agreement.

      Upon your acceptance of these terms, Vertex hereby remises, releases and forever discharges you, your assigns and heirs of and from any and all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, guarantees, bonds, warrantees, agreements, torts, damages, statutes, and any and all claims and liabilities whatsoever of every name and nature, both in law and in equity, however arising, which you may have or have had, against you, your assigns and heirs, or which are based on facts on which Vertex now has knowledge, and specifically (but without limiting the generality hereof) on account of or arising out of or in connection with your employment by Vertex and the cessation thereof; provided that the foregoing shall not apply to any events occurring after the date of this agreement.

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Richard H. Aldrich
Page 3
Confidential


      6. You acknowledge that you have carefully read and understand all the provisions of this agreement and you are voluntarily entering into this agreement. You have not relied upon any representation or any statement not set forth herein with regard to the subject matter, basis or effect of this agreement or otherwise.

      7. If you accept these terms, this agreement sets forth the entire agreement between you and Vertex, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof; provided, however, that your Employee Non-Disclosure and Inventions Agreement will remain in full force and effect in accordance with its terms, and your Vertex stock option agreements will remain in full force and effect in accordance with their respective terms and the terms of the plans under which they were granted.

      8. This agreement shall be binding upon the parties hereto and their heirs, representatives, successors and assigns.

      9. If any provision of this agreement should be determined to be unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

      10. This agreement will be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

      I urge you to consult with an attorney of your choice regarding this offer. You will have 21 days to consider this offer and, if you accept, you will have 7 days after you accept the offer within which you may rescind your acceptance. This Agreement will not become effective until the 7-day rescission period has passed. If you wish to accept the above offer, please sign below and return one copy of this letter to me not later than 5:00 p.m. on December 28, 2000, or this offer will expire automatically.

                                       VERTEX PHARMACEUTICALS INCORPORATED


                                       By: /s/ Joshua S. Boger
                                           -------------------------------------
                                           Joshua S. Boger
                                           Chief Executive Officer

ACCEPTED AND AGREED:


/s/ Richard H. Aldrich
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Richard H. Aldrich


21 December 2000
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